HOWARD A. WITTNER                                        VICKI L. OWINGS
GERALD M. POGER                                           Office Manager
N. SCOTT ROSENBLUM<F*>
DAVID S. SPEWAK
JEAN H. MAYLACK                                           PAMELA L. MOSS
JACK B. SPOONER<F*>                                       SHERI HUTCHENS
GARY M. SIEGEL                                                 Paralegal
     -----
GREGORY NAT WITTNER<F*>
DANIEL E. DIEMER                                         JOHN S. STEINER
                                                              Of Counsel
<F*>Admitted in MO & IL
                                June 12, 1998

Lincoln Heritage Corporation
1250 Capital of Texas Highway
Building 3, Suite 100
Austin, Texas  78746

            RE:   REGISTRATION STATEMENT ON FORM S-1
                  ----------------------------------

Ladies and Gentlemen:

            We refer you to the Registration Statement on Form S-1 (File No. 333-50525) filed by Lincoln Heritage Corporation (the "Company") on April 20, 1998, as amended on June 12, 1998 (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 1,250,000 shares of the Company's common stock. $0.01 par value (the "Shares"), in connection with the initial public offering of the Shares as provided in the Registration Statement. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Articles of Incorporation and Bylaws, as amended and currently in effect, the resolutions adopted by the Company's Board of Directors relating to the initial public offering, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

Lincoln Heritage Corporation
June 12, 1998
PAGE TWO



            We do not purport to be experts in the laws of any state or jurisdiction other than the State of Missouri and the Federal laws of the United States of America, to the extent applicable.

            Based only on the foregoing, the undersigned is of the opinion that:

            1. The Company has been duly incorporated and is validly existing under the laws of the State of Texas. As to the opinion contained in this paragraph 1 relating to "existence", we rely solely on the Certificate of the Secretary of State of Texas attached hereto.

            2. The Shares to be sold by the Company, when issued, will be validly issued, fully paid and non-assessable.

            This opinion is issued only with respect to the present status of the law and we undertake no obligation or responsibility to update or supplement the opinion with respect to changes in the law or future events.

            We consent to the filing of this opinion solely as an exhibit to the Registration Statement and to the reference to this firm in the section of the Prospectus entitled "Legal Matters".



                                    Very truly yours,

                                    /s/ WITTNER, POGER, ROSENBLUM, SPEWAK
                                      & MAYLACK, P. C.







CASSDOPN.610

                                [SEAL]

                          THE STATE OF TEXAS

                          SECRETARY OF STATE

                     IT IS HEREBY CERTIFIED THAT
                    ARTICLES OF INCORPORATION OF

                    LINCOLN HERITAGE CORPORATION
                         FILE NO. 783034-0

WERE FILED IN THIS OFFICE AND A CERTIFICATE OF INCORPORATION WAS ISSUED TO THIS CORPORATION, AND NO CERTIFICATE OF DISSOLUTION IS IN EFFECT AND THE CORPORATION IS CURRENTLY IN EXISTENCE.


                                         IN TESTIMONY WHEREOF, I HAVE HEREUNTO
                                         SIGNED MY NAME OFFICIALLY AND CAUSED
                                         TO BE IMPRESSED HEREON THE SEAL OF
                                         STATE AT MY OFFICE IN THE CITY OF
                                         AUSTIN, ON JUNE 9, 1998.



[SEAL]                                   /s/ Alberto R. Gonzales
                                         ------------------------------------
                                              Alberto R. Gonzales
                                              Secretary of State        DAE